Exhibit 99.1

WebMediaBrands Inc. Reports Financial Results

For Its Second Quarter Ended June 30, 2012;

Positive EBITDA of $87,000

(New York, NY – July 25, 2012) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported financial results for the quarter ended June 30, 2012.

Highlights for the second quarter of 2012 include:

•	Revenues for the second quarter of 2012 were $4.0 million compared to revenues of $3.8 million for the same period in 2011, an increase of 6%. Revenues from research and advertising increased 135% and 19%, respectively, compared to the same period last year. Inside Network’s market research and data services business, which includes AppData, contributed $455,000 in revenues during the second quarter of 2012. We acquired Inside Network in May 2011.

•	Net loss for the second quarter of 2012 was $346,000, compared to a net loss of $1.0 million for the same period last year. Non-GAAP income, excluding interest, taxes, depreciation, amortization and stock-based compensation expense, or EBITDA, was $87,000 during the second quarter of 2012, compared to a loss of $536,000 for the same period last year. We track this metric and present it here because we believe it helps in the analysis of the performance of our core operations. Non-cash stock-based compensation expense was $137,000 during the second quarter of 2012 compared to $114,000 during the second quarter of 2011.

“Our second quarter demonstrated continued progress towards being cash flow positive on a full-year basis, with year-over-year and sequential quarterly revenue growth. It was our second quarter in the past three quarters with positive EBITDA,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc. “We have continued to expand our product offerings, and revenues from Inside Network’s research business have continued to grow. We anticipate continued growth in 2012 led by our in-depth strength in covering Facebook, social media, apps and the Semantic Web,” added Meckler.

WebMediaBrands Inc. Second Quarter 2012 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2012 second quarter results on Wednesday, July 25, 2012 at 5:00 pm ET.

The conference call number is 800-481-9591 for domestic participants and 719-325-2410 for international participants; confirmation code “4783224.”   Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Monday, July 30, 2012. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “4783224.”

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Operations

For the Three and Six Months Ended June 30, 2012 and 2011

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$4,040	$3,800	$7,725	$6,046
Cost of revenues	2,109	2,123	4,152	3,571
Advertising, promotion and selling	665	633	1,306	1,065
General and administrative	1,313	1,366	2,632	2,721
Depreciation	80	81	160	165
Amortization	136	93	272	211
Contingent acquisition consideration	–	329	–	329
Total operating expenses	4,303	4,625	8,522	8,062

Operating loss	(263)	(825)	(797)	(2,016)
Other income (loss), net	(3)	1	(3)	(3)
Interest income	1	5	2	40
Interest expense	(73)	(178)	(146)	(357)

Loss before income taxes	(338)	(997)	(944)	(2,336)
Provision for income taxes	8	10	19	20

Net loss	$(346)	$(1,007)	$(963)	$(2,356)
Loss per share:
Basic net loss	$(0.01)	$(0.02)	$(0.02)	$(0.06)
Diluted net loss	$(0.01)	$(0.02)	$(0.02)	$(0.06)

Weighted average shares used in computing loss per share:
Basic	41,879	40,463	41,786	39,277
Diluted	41,879	40,463	41,786	39,277

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WebMediaBrands Inc.

Consolidated Condensed Balance Sheets

June 30, 2012 and December 31, 2011

(in thousands, except share and per share amounts)

	June 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$3,557	$3,438
Accounts receivable, net of allowances of $25 and $11, respectively	575	489
Prepaid expenses and other current assets	370	575
Total current assets	4,502	4,502

Property and equipment, net of accumulated depreciation of $1,504 and $1,350, respectively	381	477
Intangible assets, net of accumulated amortization of $982 and $722, respectively	2,431	2,626
Goodwill	15,116	15,116
Investments and other assets	1,133	1,146
Total assets	$23,563	$23,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$447	$367
Accrued payroll and related expenses	504	391
Accrued expenses and other current liabilities	580	662
Deferred revenues	1,437	1,288
Total current liabilities	2,968	2,708

Loan from related party	7,647	7,647
Deferred revenues	22	22
Deferred income taxes	460	444
Other long-term liabilities	62	60
Total liabilities	11,159	10,881

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $.01 par value, 75,000,000 shares authorized, 42,880,983 and 42,545,702 shares issued and 42,045,983 and 41,710,702 shares outstanding at June 30, 2012 and December 31, 2011, respectively	429	425
Additional paid-in capital	289,049	288,672
Accumulated deficit	(276,578)	(275,615)
Treasury stock, 835,000 shares at cost	(496)	(496)
Total stockholders’ equity	12,404	12,986
Total liabilities and stockholders’ equity	$23,563	$23,867

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(963)	$(2,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	432	376
Stock-based compensation	259	198
Provision for losses on accounts receivable	20	5
Amortization of debt issuance costs	17	15
Deferred income taxes	16	16
Changes in assets and liabilities (net of businesses acquired):
Accounts receivable, net	(106)	(83)
Prepaid expenses and other assets	200	373
Accounts payable, accrued expenses and other liabilities	99	(1,813)
Deferred revenues	150	280
Net cash provided by (used in) operating activities	124	(2,989)
Cash flows from investing activities:
Purchases of property and equipment	(47)	(30)
Acquisitions of businesses, assets and other	(77)	(7,495)
Net cash used in investing activities	(124)	(7,525)
Cash flows from financing activities:
Repayment of borrowings from related party	–	(50)
Proceeds from exercise of stock options	119	129
Net cash provided by financing activities	119	79
Net increase (decrease) in cash and cash equivalents	119	(10,435)
Cash and cash equivalents, beginning of period	3,438	12,970
Cash and cash equivalents, end of period	$3,557	$2,535

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About WebMediaBrands Inc.

WebMediaBrands Inc. (http://www.webmediabrands.com) is a leading Internet media company that provides content, education, and career services to social media, traditional media, and creative professionals through a portfolio of vertical online properties, communities, and trade shows. The Company's online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, advertising, public relations, publishing, design, and mobile; (ii) InsideNetwork.com, a leading network of online properties providing original market research, data services, news, and job listings on the Facebook platform, on social gaming, and on mobile applications ecosystems; and (iii) SemanticWeb.com, a leading blog providing content, education, community resources and career resources on the commercialization and application of Semantic Technologies, Linked Data and Big Data. The Company's online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos (stocklogos.com) and premium membership services. The Company's trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company's online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Caitlin McKinney

press@webmediabrands.com

212-547-7870

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